UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2005
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On December 6, 2005, the Board of Directors (the “Board”) of Biogen Idec Inc. (the “Company”), upon the recommendation of the Board’s Finance and Audit Committee, approved the acceleration of vesting of unvested stock options having an exercise price per share of $55.00 or higher, granted under the Company’s stock option plans that are held by the Company’s current employees, including executive officers. Options held by the Company’s non-employee directors are excluded from this vesting acceleration. As a result of such acceleration, options granted predominantly from 2001 to 2005 with respect to approximately 4,717,767 shares of the Company’s common stock are subject to this acceleration. These options represent approximately 15.2 percent of the total shares of Company common stock subject to outstanding options and, prior to such acceleration, approximately 44.4 percent of the total shares of Company common stock subject to outstanding unvested options. The Board also imposed restrictions on shares of Company common stock that could be acquired by the Company’s executive officers upon exercise of any such accelerated options that will prevent the sale of such shares (other than to cover the exercise price or satisfy withholding taxes) before such time as vesting would otherwise have taken place (or, if earlier, an executive officer’s last day of employment). In addition, holders of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, may elect to decline the acceleration of their ISOs if it would have the effect of changing the status of such options for federal income tax purposes from ISOs to non-qualified stock options.
     The acceleration eliminates future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to the options at issue now that the Statement of Financial Accounting Standards No. 123(R) “Share Based Payment,” issued by the Financial Accounting Standards Board, has become effective for fiscal years beginning after June 15, 2005. The future expense eliminated by the acceleration, based on a Black-Scholes calculation and assuming no holders of ISOs elect to decline such acceleration, is estimated to be approximately $31.6 million in 2006, $31.5 million in 2007, $29.2 million in 2008 and $4.1 million in 2009 on a pre-tax basis. The acceleration will not result in any compensation expense in 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Raymond G. Arner
Raymond G. Arner
Acting General Counsel

Date: December 12, 2005